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                                                                   EXHIBIT 10.22

                                 HP CONFIDENTIAL




                           APPLICATION TRANSFORMATION

                                PROGRAM AGREEMENT

                                     BETWEEN

                             HEWLETT-PACKARD COMPANY

                                       AND

                            INTERNATIONAL INTEGRATION

                                  INCORPORATED


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                  APPLICATION TRANSFORMATION PROGRAM AGREEMENT

This Application Transformation Program Agreement ("Agreement") is made as of this ........ day of .......................... 19... ("the Effective Date") by
and between HEWLETT-PACKARD COMPANY, a California corporation, and its consolidated subsidiaries ("HP") and International Integration, Incorporated, a Massachusetts corporation ("i-Cube").

The purpose of this Agreement is to set forth the mutually agreeable terms and conditions under which the parties will cooperate to combine their complementary skills and expertise to help customers migrate complex custom legacy software applications to an HP open client/server platform ("Transformation Projects").

1        DEFINITIONS

1.1 "APPLICATION TRANSFORMATION CENTER ('ATC')" means the physical location, staffed by i-Cube, where customer applications are rearchitected.

1.2 "CUSTOMER" means a potential or actual Application Transformation Program customer jointly targeted by HP and i-Cube for a particular Transformation Project.

1.3 "i-STRUCTURE" means those i-Cube tools and methodologies used to rearchitect a customer's legacy application to run on a client/server platform.

1.4      "PROPOSAL" means the parties' response to a Request.

1.5 "REQUEST" means a request for proposal or invitation to bid issued by a Customer with respect to a Transformation Project.

1.6 "WORK" means the products and/or services detailed in EXHIBIT A to be offered to a Customer in a Proposal.

2        SCOPE OF AGREEMENT

2.1 HP and i-Cube shall cooperate in the preparation of Proposals to be submitted by HP in response to Requests.

2.2 Each party agrees to undertake the activities set forth in this Agreement and in Exhibit A. Unless otherwise agreed in writing, the parties intend for HP to be the prime contractor, and i-Cube to be the subcontractor to HP in accord with Section 4.3, with respect to Transformation Projects. If the parties are selected based on a Proposal, HP will enter into an agreement with the Customer ("Prime Contract") to provide the Work as set forth in the Proposal.

3        ROLES AND RESPONSIBILITIES

3.1      HP

3.1.1 HP will provide a sales and delivery organization focused on identifying, selling and delivering Transformation Projects as part of the Application Transformation Program during the term of this Agreement.


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3.1.2    HP's general delivery responsibilities are outlined in EXHIBIT A to this Agreement or any respective EXHIBIT B-I, etc.

3.1.3 HP shall establish a process by which relevant technical information and support is provided to i-Cube to facilitate integration of specific HP products and technologies with i-Cube's i-Structure as determined from time to time and mutually agreed to by the parties.

3.1.4 HP shall provide the equipment detailed in EXHIBIT D for use at the ATC solely for the purposes of supporting the ATP.

3.2      i-CUBE

3.2.1 i-Cube will provide an organization focused on delivering Transformation Projects sold by HP as part of the Application Transformation Program during the term of this Agreement.

3.2.2 i-Cube will assist HP in selling Transformation Projects for twelve months from the effective date of this Agreement.

3.2.3 i-Cube's general delivery responsibilities are outlined in EXHIBIT A to this Agreement or any respective EXHIBIT B-1, etc.

3.2.4 i-Cube agrees to staff the ATC with up to 25 people within six months after the Effective Date of this Agreement, commensurate with the number needed to support Transformation Projects sold by HP and i-Cube.

4        OBLIGATIONS OF THE PARTIES

4.1      GENERAL

         4.1.1 Either party, in its sole discretion, shall choose whether or not to respond to any Customer Request; in the latter case it shall have no responsibility to assist the other in the preparation of a Proposal.

         4.1.2 The Work to be provided by each of the parties is described in EXHIBIT A.

         4.1.3 HP and i-Cube agree to develop a sales and delivery process that will establish the basis for interaction between the parties.

         4.1.4 Within sixty (60) days of the Effective Date of this Agreement, HP and i-Cube agree to develop a joint business plan and marketing plan. The business plan shall contain appropriate targets and metrics for the ATP. The marketing plan shall contain the resources and events to be used to promote the ATP. These plans shall be updated as deemed necessary by both parties.

         4.1.5 Each party shall appoint a representative to supervise and coordinate its performance of its obligations under this Agreement. The representative shall provide professional and prompt liaison with the other party and have the necessary expertise and authority to commit the appointing party.


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         4.1.6   All contacts with Customers pertaining to Requests, Proposals and Prime Contracts shall be coordinated through HP. i-Cube agrees to promptly notify HP if it is directly contacted by a Customer concerning a Request, Proposal, Prime Contract or any related matter.

         4.1.7 Unless otherwise agreed by the parties in writing, each party shall bear its own costs and expenditures incurred in connection with the preparation, submission and negotiation of the Proposals. Neither party shall be liable for the costs incurred or other obligations undertaken by the other party in connection with a Proposal or any such negotiation.

         4.1.8 i-Cube will be available for consultation with HP during any negotiations with a Customer. i-Cube shall, upon HP's request, and upon reasonable notice, attend (either in person or by phone) any negotiations or discussions between HP and a Customer which pertain to a Proposal or Prime Contract.

4.2      PREPARATION AND SUBMISSION OF THE PROPOSAL

         4.2.1 HP will furnish i-Cube with a copy of each Request, including any terms and conditions required by the Customer to be incorporated into the Prime Contract. Upon receipt of the Request, HP and i-Cube shall agree on the format of i-Cube's proposal and the time frame for its submission to HP.

         4.2.2 HP shall be responsible for the preparation, content, evaluation and submission to Customer of the Proposal and Prime Contract. During the preparation of the Proposal, i-Cube will be provided with an opportunity to review the areas of the Proposal relating to the portions of the Work to be supplied by i-Cube, and i-Cube's comments will be reviewed and incorporated as reasonable by HP. i-Cube acknowledges that HP retains ultimate control over the form and content of Proposals.

         4.2.3 Each party shall draw up at its own cost a proposal with respect to its responsibilities detailed in Exhibit A and as required by a specific Request. Each party shall be solely responsible for its proposal, including the accuracy and adequacy of designs, interface and technical data, appropriate performance parameters, Work, support and all other matters proposed by it and for the completion and delivery times for the Work proposed by it in its proposal. In addition, i-Cube will provide HP with any exceptions it may have to the terms and conditions required by the Request to be incorporated into the Prime Contract. During preparation of their respective proposals, the parties shall meet regularly to review and discuss progress and resolve any issues.

         4.2.4 i-Cube shall submit to HP its proposal, including prices, at the agreed time and in the agreed format, in the form of an irrevocable offer valid until the latest date for acceptance of the Proposal by the Customer, or any extension thereto agreed by HP, i-Cube and Customer.


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         4.2.5   i-Cube shall identify in its proposal any pre-existing
                 proprietary rights, and any reservations or restrictions pertaining thereto, involved in its Work. The Proposal shall clearly indicate any areas which the parties consider to contain pre-existing proprietary rights, and HP shall be responsible for notifying Customer of any reservations or restrictions pertaining thereto.

         4.2.6 Each party shall use reasonable commercial efforts in the preparation of a competitive Proposal and further shall engage in any other reasonable activity which shall result in the acceptance of the Proposal by Customer and the award of the contract to HP.

         4.2.7 HP shall supply a copy of the Proposal, excluding costing data and any material covered by third party confidentiality obligations, to i-Cube promptly after its submission to Customer.

         4.2.8 If, after submission of the Proposal, Customer requires changes to the Proposal, HP shall coordinate with i-Cube and submit any response. i-Cube shall make available at HP's request employees empowered to make commitments in respect of the matters to be discussed.

         4.2.9 In the event Customer requires demonstrations prior to i-Cube's execution of a subcontract, the parties will provide, upon mutual agreement, the resources necessary to meet Customer's request.

         4.2.10 HP will promptly notify i-Cube of the receipt by HP of the written or verbal acceptance or refusal by Customer of the Proposal.

4.3      SUBCONTRACT

         4.3.1 If HP is awarded the Prime Contract, the parties intend to enter into a subcontract agreement whereby i-Cube will provide products and services consistent with commitments agreed upon in the Proposal and under the terms and conditions of the Master Subcontract attached as EXHIBIT B. The terms of the Master Subcontract may need to be modified for a specific Transformation Project as a result of subsequent negotiations between HP and a Customer. Such modifications will be set out in a Statement of Work under Section 4.3.2. The parties will work in good faith to include such modifications in the Master Subcontract. In the event mutually acceptable modifications cannot be negotiated and executed by the parties within a reasonable period of time, and in any event within 30 days after notice of the award of the Prime Contract, either party shall have the right upon 10 days prior notice to the other to terminate the relationship with respect to that Transformation Project and to make other arrangements for the performance of the Work to have been covered by the subcontract.

         4.3.2 Where HP is awarded the Prime Contract, i-Cube will provide products and services consistent with the commitments agreed upon in the Proposal and as specified in one or more Statement(s) of Work attached to EXHIBIT B as Exhibit B-l, B-2, B-3, etc. Each such Statement of Work will reference



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                 this Agreement and the Master Subcontract and will be valid upon execution by authorized representatives of both HP and i-Cube. Each Statement of Work will constitute as separate agreement on the terms set forth in such Statement of Work, this Agreement, and the Master Subcontract and will specify (i) the nature of the services to be performed and/or products to be provided; (ii) the delivery schedule, (iii) the name of the individual who will coordinate performance on behalf of i-Cube;
                 (iv) preliminary and final acceptance standards (if any); (v) the warranty period (if any); (vi) the total price of the services and products (including any labor and material costs);
                 (vii) the payment schedule (viii) the name of the HP customer requesting the services and/or products; and (ix) any additional information necessary to clarify the Statement of Work. In the event of conflict between the terms and conditions of a Statement of Work and the terms and conditions of this Agreement, the terms of the Statement of Work will control.

         4.3.3 HP and i-Cube agree that each individual Statement of Work shall include those provisions of the applicable Prime Contract which by its terms are required to be flowed down to a subcontractor. HP will provide i-Cube with reasonable opportunity to review such terms. In the event that i-Cube disputes the flow down of certain terms and conditions, i-Cube shall provide HP with its reasons, in writing. If HP and i-Cube are unable to agree on the flow down of any terms and conditions, either party shall have the right to terminate the applicable Statement of Work.

5        PRICING AND PAYMENT

5.1 HP and i-Cube shall follow the pricing, revenue sharing and payment terms outlined in EXHIBIT C of this Agreement. The revenue sharing formula will be reviewed no later than one year after the Effective Date of this Agreement.

6        INTELLECTUAL PROPERTY

6.1 All copyrights and other intellectual property rights existing prior to the Effective Date, including but not limited to software tools, design concepts, questionnaires, process guidelines and methodologies, education materials, software (whether in object code or source code) and related documentation, shall belong to the party that owned such rights immediately prior to the Effective Date. Neither party shall gain by virtue of this Agreement any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other. If the parties decide to undertake any joint development pursuant to this Agreement, any such joint development shall be governed by a separate joint development agreement to be negotiated in good faith by the parties and executed prior to the commencement of any joint development efforts.




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6.2      i-Cube will grant HP a license to use existing i-Cube software and
         i-Structure as is necessary for HP to perform its tasks under this Agreement, any Prime Contract and any Statement of Work. Such license shall be used by HP only to fulfill the specific Agreement, Prime Contract or Statement of Work as may be designated by i-Cube in writing; shall relate only to the specific components of i-Cube software and i-Structure as i-Cube may designate in writing; and shall terminate on the termination of the applicable Agreement, Prime Contract or Statement of Work with respect to which such software is licensed.

6.3 HP will grant i-Cube a license to use those tools and methodologies as is necessary for i-Cube to perform its tasks under the Agreement and a Statement of Work. Such license shall be used by i-Cube only to fulfill the specific Agreement or Statement of Work as may be designated by HP in writing; shall relate only to the specific components as HP may designate in writing; and shall terminate on the termination of the applicable Agreement or Statement of Work with respect to which such tools or methodologies are licensed.

7        CONFIDENTIALITY

7.l During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). In the event Confidential Information is to be disclosed, the parties shall first agree to disclose and receive such information in confidence. If then disclosed, the Confidential Information shall be marked as confidential at the time of disclosure, or if disclosed orally but stated to be confidential, shall be designated as confidential in a writing by the disclosing party summarizing the Confidential Information disclosed and sent to the receiving party within 30 days after such oral disclosure. Notwithstanding any provision to the contrary, Proposals and all business information with respect to any unpublished or future i-Cube or HP products are deemed Confidential Information for purposes of this
         Section 7.

7.2 Confidential Information may be used by the receiving party only with respect to the performance of its obligations under this Agreement, and only by those employees of the receiving party and its subcontractors who have a need to know such information for purposes related to this Agreement, provided that such subcontractors have signed separate agreements containing substantially similar confidentiality provisions. The receiving party shall protect the Confidential Information of the disclosing party by using the same degree of care (but not less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information, as the receiving party uses to protect its own confidential information of like nature. The receiving party's obligation under this Section 7 shall be for a period of three years after the date of disclosure.

7.3 The obligations stated in this Section 7 shall not apply to any information which is:


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         7.3.l   Already known by the receiving party prior to disclosure.

         7.3.2   Publicly available through no fault of the receiving party.

         7.3.3 Rightfully received from a third party without a duty of confidentiality.

         7.3.4 Disclosed by the disclosing party to a third party without a duty of confidentiality on such third party.

         7.3.5 Independently developed by the receiving party prior to or independent of the disclosure.

         7.3.6   Disclosed under operation of law.

         7.3.7 Disclosed by the receiving party with the disclosing party's prior written approval.

8        LIMITATION OF LIABILITY

         Both parties' liability under this Agreement, Exhibit B (Master Subcontract), and any Statement of Work thereunder, shall be limited as set forth in Exhibit B.

9        DISPUTE RESOLUTION

9.1 In the event that the parties are unable to agree upon any matter pursuant to this Agreement, the disputed matter shall be referred in the first instance to the appointed representatives of the parties. If the representatives are unable to resolve the disputed matter within a reasonable time not to exceed 30 days, they shall refer the matter to the General Manager of the Professional Services Organization for HP and the Chief Executive Officer for i-Cube. In the event they cannot reach a mutually acceptable resolution within a reasonable time not to exceed 30 days, either party shall be entitled to seek all available remedies, including legal remedies. Notwithstanding the foregoing, either party may seek injunctive relief with respect to any disputed matter without following the dispute resolution procedure set forth above.

10       TERM AND TERMINATION

10.1 This Agreement shall come into force on the Effective Date and shall continue in effect for a period of two (2) years, unless terminated earlier by either party in accordance with the provisions hereof. This Agreement will renew for additional one (1) year terms unless one party provides written notification sixty (60) days prior to the end of the term.

10.2 This Agreement shall automatically terminate upon the happening of one of the following events, whichever shall occur first:

         10.2.1 The insolvency, bankruptcy, reorganization under the bankruptcy laws, or assignment for the benefit of creditors of either party.

         10.2.2  Mutual agreement of the parties to terminate the Agreement.


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10.3     In the event that a Customer terminates the agreement between HP and that Customer, HP shall have the right to immediately terminate any Statement of Work and subcontract affected by such Customer's termination. Upon such termination by HP, HP will make any payments then owed i-Cube by HP with respect to such Statement of Work and subcontract, unless Customer's termination is due to acts or omissions of i-Cube such as would constitute a breach of this Agreement or any applicable subcontract or Statement of Work, in which case HP shall have the right to offset against the amounts so owed to i-Cube the amount of any damages resulting from such material breach.

10.4 Either party may terminate this Agreement for convenience upon 90 days written notice to the other party. Any such termination does not relieve either party of their respective obligations under any subcontract and Statement of Work in effect at the date of termination of this Agreement.

10.5 Either party may terminate this Agreement if the other party is in material breach of any of its obligations under this Agreement and fails to remedy the breach for a period of 30 days after a written notice by the other party which specifies the material breach.

10.6 Sections 4.1.7 (Responsibility for Costs), 6 (Intellectual Property), 7 (Confidentiality), 8 (Limitation of Liability) and 11 (Miscellaneous) shall survive the termination of this Agreement.

11       MISCELLANEOUS

11.1 NON-RESTRICTIVE RELATIONSHIP. Subject to Section 7, nothing in this Agreement shall be construed to preclude HP from developing, acquiring, or marketing projects which may perform the same or similar functions as the products or services provided by i-Cube.

11.2 NO PUBLICITY. Neither party shall publicize or disclose to any third party the terms of this Agreement or activities pursuant to this Agreement, without the consent of the other party (such consent shall not be unreasonably withheld), except as required by law and except for disclosure in confidence to each party's legal and financial advisors.

11.3 NO JOINT VENTURE. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between the parties hereto, nor shall either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other.

11.4 NO ASSIGNMENT. Neither party may assign any rights or obligations under this Agreement without the prior written consent of the other party other than by a party in connection with a sale of the business of such party, whether by merger, sale of assets or stock, or otherwise.


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11.5     FORCE MAJEURE. Neither party will be liable for performance delays or for non-performance due to causes beyond its reasonable control and not due to its negligence.

11.6 NOTICES. All notices required under or regarding this Agreement shall be in writing and shall be considered given upon personal delivery of a written notice to the HP representative or i-Cube representative designated pursuant to Section 4.1.2, or within five days of mailing, postage prepaid and appropriately addressed.

11.7 WAIVER. Either party's failure to exercise any of its rights under this agreement shall not constitute or be deemed to constitute a waiver or forfeiture of such rights.

11.8 SEVERABILITY. If any term or provision of this Agreement is held to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected.

11.9 EXHIBITS. The following document is attached hereto as an exhibit, the terms of which are incorporated by reference in their entirety: EXHIBIT A, Service Delivery Framework; EXHIBIT B, Master Subcontract, EXHIBIT C, Pricing and Payment, EXHIBIT D, Equipment to be Provided, EXHIBIT E, i-Cube Software License Agreement, EXHIBIT F, HP Software License Terms, EXHIBIT G, Escrow Agreement.

11.10 PRECEDENCE. In the event of conflict between the provisions of this Agreement and any attached Exhibit, the Exhibit shall to the extent of such conflict take precedence.

11.11 ENTIRE AGREEMENT. This Agreement and its Exhibits constitute the entire agreement between HP and i-Cube, and supersede any previous or contemporaneous communications, representations or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement. The terms and conditions of this Agreement may not be changed except by an amendment signed by an authorized representative of each party.

11.12 APPLICABLE LAW. This Agreement is made under and shall be construed in accordance with the law of the State of California without giving effect to that state's choice of law rules.


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SIGNED FOR AND ON BEHALF OF                      SIGNED FOR AND ON BEHALF OF
HEWLETT-PACKARD                                  i-CUBE




By: /s/ Jim Sherriff                             By: /s/ Michael Pehl
    -----------------------                          -----------------------

Name: Jim Sherriff                               Name: Michael Pehl

Title: PSO GM                                    Title: Chairman & C.F.O.

Date: 7/23/97                                    Date: 7/21/97


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